  LOCORR INVESTMENT TRUST
SUB-ADVISORY AGREEMENT

       SUB-ADVISORY  AGREEMENT, dated as of February 25, 2014, between LoCorr  Fund Management, LLC (the "Adviser"), and Nuveen Asset Management, LLC (the "Sub-Adviser").

WHEREAS,  the  Adviser  acts  as an  investment  adviser  to  LoCorr Managed  Futures Strategy .Fund, LoCorr Long/Short Commodities Strategy Fund and LoCorr Market Trend Fund (the "Funds"), each a series of shares of beneficial interest of the LoCorr Investment Trust, an Ohio business trust (the "Trust"), pursuant to an Management Agreement  dated as of April 11,
2013 (the "Management Agreement");

       WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Adviser desires to retain the Sub-Adviser  to render investment advisory services to the Funds, and the Sub-Adviser is willing to render such services.

       NOW,   THEREFORE,   in   consideration   of   the   premises   and   mutual   agreements hereinafter set forth parties hereto agree as follows:

Section 1.       Appointment and Status of Sub-Adviser.  The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Funds for the period and on the terms set forth  in this Agreement.  The  Sub-Adviser  accepts such  appointment  and agrees  to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

Section 2.       Sub-Adviser's  Duties.   Subject to the general supervision  of the Trust's Board of Trustees (the "Board ") and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations for that portion of the Fund's assets that are assigned to the Sub-Adviser  by the Adviser (the "Sub-Advised  Assets"), including the purchase, retention and disposition  thereof  and the  execution  of agreements  relating thereto, in accordance  with  the Funds'  investment  objectives,  policies  and  restrictions  as  stated  in  the  Funds'  most  recent Prospectus and Statement of Additional Information that have been provided to Sub-Adviser by Adviser (together, the "Prospectus") and subject to the following understandings:

(a)      The  Sub-Adviser  shall  furnish  a continuous  investment  program  for the  Sub-Advised Assets and determine from time to time, with respect to the Sub-Advised Assets, what investments or securities will be purchased, retained or sold by the Funds and what portion of the Sub-Advised Assets will be invested or held uninvested as cash;
(b)      The Sub-Adviser shall use its best judgment in the performance of its duties under this Agreement;

(c)       The Sub-Adviser, in the performance of  its duties and obligations under this Agreement for the Funds, shall act in conformity with the most recent version of the Trust's Declaration of Trust, its By-Laws and the Funds' Prospectus that have been provided to it by the Adviser and with the reasonable instructions and directions of the Trust's Board of Trustees and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

(d)       The Sub-Adviser shall place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to Section 3 below;

(e)       The Sub-Adviser shall maintain books and records with respect to the securities transactions of the Sub-Advised Assets and shall render to the Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the Board may reasonably request;

(f)       The Sub-Adviser shall provide the Trust's custodian and fund accountant on each business day with information about Fund securities transactions for which it is responsible, and with such other information relating to the Trust as may be required under the terms of the then cm-rent custody agreement between the Trust and the custodian;

(g)       With respect to the Sub-Advised Assets, the Sub-Adviser shall respond as quickly as reasonably possible to any request from the Adviser or the Funds' fund accountant for assistance in obtaining price sources for securities held by the Funds or determining a price when a  price source is  not available, and shall periodically  review the prices  used  by the fund accountant to determine net asset value and advise the fund accountant promptly if any price appears to be incorrect;

(h)       With respect to the Sub-Advised Assets, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested from time to time. Such proxies will be voted in a manner that the Sub-Adviser deems, in good faith, to be in the best interests of the Funds and in accordance with the Sub-Adviser's proxy voting policy. The Sub-Adviser shall provided a copy of its proxy voting policy, and any amendments thereto, to the Adviser prior to the execution of this Agreement;
(i)       The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption.  Within 45 days of the last calendar quat1er of each year while this Agreement is in effect, the Sub-Adviser shall provide to the Board a written report that describes any issues arising under the code of ethics since the last report to the Board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent access persons (as that tem1 is defined in Rule 17j-1) from violating the code;

G)       The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable federal and state regulations.  The Sub-Adviser shall provide to the Trust's Chief Compliance  Officer  the  executive  summary  of  its  annual  written  report  regarding  the  Sub Adviser's compliance program.

Section 3.     Execution of Purchase and Sale  Orders. In connection with purchases or sales of portfolio securities for the account of the Funds, the Sub-Adviser will arrange  for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected  by the Sub-Adviser. The Sub-Adviser's selection of brokers and dealers will be reviewed  by the  Board  from  time  to  time.  The Sub-Adviser  will  be responsible  for  the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek for the Funds the best execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness  of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The  Sub-Adviser  should  generally  seek favorable  prices and commission  rates that  are reasonable  in  relation  to the  benefits received.  In seeking  best execution,  the Sub Adviser  is authorized  to select  brokers  or dealers  who also  provide  brokerage  and  research services  to the Funds and/or the other accounts over which it exercises  investment discretion. The Sub-Adviser  is  authorized  to pay a  broker  or  dealer who  provides  such  brokerage  and research services a commission for executing a Fund pm1folio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination  may be viewed in terms of either a pa11icular transaction or the Sub Adviser's overall responsibilities  with respect to the Funds and to accounts over which the Sub Adviser  exercises   investment   discretion.  The  Trust  and  the  Sub-Adviser   understand  and acknowledge that, although the information may be useful to the Funds and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Funds.  The Sub-Adviser  may not give consideration to sales of shares of the Funds as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

Subject to the provisions of the 1940  Act, and other applicable  law, the Sub Adviser, any of its  affiliates or any affiliates of its affiliates may  retain  compensation in connection with effecting the Funds'  portfolio transactions,  including  transactions  effected through  others.   If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Funds, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Funds.

Section  4.       Services  to Other Companies or Accounts. The Sub-Adviser's services to the Funds pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser may render investment advice, management and other services to others, including other registered  investment  companies. The Adviser recognizes that, in some cases, having multiple clients for which a particular investment may be suitable may limit the size of the position of that investment  that  may be acquired  or sold for  the Funds.   In addition,  the Adviser understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser  or any affiliate of the Sub-Advisor  to engage in and devote time and. attention to other business or to render services of whatever kind or nature.

Section 5.       Books and  Records. The Sub-Adviser  shall keep the books and records required to be maintained  by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust  are the property of the Trust and  it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser  with respect to the Trust by Rule 31a-1 under the 1940 Act.

Section 6.        Expenses of the  Sub-Adviser. During  the term  of this  Agreement,  the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and investments  purchased for the Funds (including taxes and brokerage conm1issions, if any).  All other expenses to be incurred in the operation of the Funds will  be home  by the Funds, except to the extent specifically  assumed by the Sub Adviser, the Adviser or a third pru1y.

Section  7.       Compensation of the  Sub-Adviser. For the services  provided and  the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a monthly fee at an annual rate equal to 0.18% of the average daily net assets of the first $50 million of Sub-Advised Assets, 0.14% of the average daily net assets of the next $50 million of Sub-Advised Assets, 0.10% of the average daily net assets of the next $200 million of Sub-Advised Assets, 0.07% of the average daily net assets of the next $700 million of Sub-Advised Assets, and 0.05% of the average daily net assets in excess of $1 billion of Sub Advised Assets.  With respect Section 7 of this Agreement, the Sub-Advised Assets will include all assets the Sub-Adviser manages for the Trust.  The minimum annual fee payable by Adviser to Sub-Adviser is $45,000. The annual minimum of $45,000  pertains to the aggregate fees from all accounts of the Trust and is not for each of the Trust's funds.  This fee for each month will be paid to the Sub-Adviser during the succeeding month.  The Adviser is solely responsible for the payment of the Sub-Adviser's  fees, and the Sub-Adviser agrees not to seek payment of its fees from the Trust or the Funds.

Section 8.       Use of Names. The Trust ru1d Sub-Adviser acknowledge that all rights to the name "LoCorr" belong to the Adviser, and that the Trust is being granted a limited license to use such words in its Funds name or in any class name. In the event the Adviser ceases to be the adviser, the Trust's right to the use of the name "LoCorr" shall automatically cease on the 90th day following the termination of this Agreement. The right to the name may also be withdrawn by the Adviser during the term of the Management Agreement upon 90 days' written notice by the Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect the Adviser's  right to  use the name  "LoCorr'" in the  name  of, or  in connection  with, any  other business enterprises with which the Adviser is or may become associated. There is no charge to the Trust for the right to use this name.

The Adviser agrees to submit copies of all proposed prospectuses, proxy statements, reports to shareholders, sales literature, or other material  prepared for distribution to interest holders of the Funds or the public that refer in any way to the Sub-Adviser (other than identifying the Sub-Adviser as Sub-Adviser to the Funds) to the Sub-Adviser at its principal office for review prior to use, and the Sub-Adviser agrees to review such materials by a reasonable and appropriate deadline. Neither the Adviser, nor the Funds nor any affiliate of the foregoing will use the registered trademarks, service marks, logos, names or any other proprietary designations of Sub-Adviser, its subsidiaries and/or affiliates (collectively, "Sub Adviser Marks") in any advertising or promotional materials without Sub-Adviser's  prior written approval, which will not be unreasonably withheld. In the event of termination of this Agreement, the Adviser will continue to furnish to the Sub-Adviser copies of any of the above mentioned materials that refer in any way to the Sub-Adviser. The provisions of this paragraph shall survive the termination of this Agreement.

Section 9.       Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation  for services (in which case any award of damages shall be limited to the period and the amount set f01ih in Section 36(b)(3) of the 1940 Act) or a loss  resulting  from  willful  misfeasance,  bad  faith  or  gross  negligence  on  its  part  in  the performance  of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent  of  the Trust, shall  be deemed,  when  rendering services  to the Trust  or acting on any business of the Trust (other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer,  employee, shareholder,  member  or agent  of the Sub-Adviser, or one under the  Sub Adviser's control or direction, even though paid by the Sub-Adviser.

Section 10.     Duration and  Termination. The term of this Agreement for LoCorr Market Trend Fund shall begin on the date that Fund commences operations and shall continue in effect for a period of two years from the date of this Agreement. The term of this Agreement for LoCorr Managed Futures Strategy Fund shall continue from year to year as described below. The term of this Agreement for LoCorr Long/Short Commodities Strategy Fund began on November 21, 2013 and shall continue in effect for a period of two years from that date.  This Agreement  shall  continue  in  effect  from  year  to  year  thereafter,  subject  to  termination  as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of such Funds or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.   The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

Section 10.     Duration and  Termination. The term of this Agreement for LoCorr Market Trend Fund shall begin on the date that Fund commences operations and shall continue in effect for a period of two years from the date of this Agreement.  The term of this Agreement for LoCorr Managed Futures Strategy Fund shall continue from year to year as described below.  The term of this Agreement for LoCorr Long/Short Commodities Strategy Fund began on November 21, 2013 and shall continue in effect for a period of two years from that date.  This Agreement  shall  continue  in  effect  from  year  to  year  thereafter,  subject  to  termination  as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of such Funds or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.   The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated at any time on at least 60 day's prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board of Trustees, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds, or (iv)   in accordance with the terms of any exemptive order obtained by the Trust or the Funds under Section 6(c) of the 1940 Act, exempting the Trust or the Funds from Section I 5(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days' prior written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

Section 11.     Amendment. This Agreement may be amended by mutual consent of the Adviser  and  the Sub-Adviser,  provided  the Trust  approves  the amendment  (a)  by vote  of  a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations  of  the  1940  Act by  the  Securities  and  Exchange  Commission,  by vote  of  a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund affected by such amendment.

Section 12.     Notices. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 333 West Wacker Drive, Chicago, IL 60606, and to the Adviser at 261 School Avenue, 4th Floor, Excelsior, MN 55331, or at such other address or to such other individual as shall be specified by the party to be given notice.

Section 13.     Governing Law. (a) This Agreement shall be governed by and construed in accordance  with the laws  of the State  of Illinois,  without  regard to  the conflicts of  laws principles  thereof,  and  (b)  any  question  of  interpretation  of  any  term  or  provision  of  this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act,  shall  be  resolved  by  reference  to  such  term   or  provision  of  the  1940  Act  and  to interpretation  thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act.  In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

Section 14.     Severability.  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

Section 15.      Counterparts.  This  Agreement   may   be  executed  in  one  or  more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 16.     Binding   Effect.      Each  of   the  undersigned   expressly   warrants   and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms. The Adviser  further  represents  that this Agreement  has been  duly authorized  by appropriate action of the Adviser, the Board and the Funds' shareholders.

Section 17.     Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

Section 18.     Change of Control.  The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days in advance of any change of control, as defined in Section 2(a)(9) of the  1940  Act,  as  will  enable  the  Trust  to  consider  whether  an  assignment,  as  defined  in Section 2(a)(4) of the 1940 Act, would occur.

Section 19.     Other Business. Except  as set forth  above,  nothing in this  Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote  his or  her  time  and  attention  in part  to  the management  or  other  aspects  of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

Section 20.   Anti-Money Laundering. The Adviser, on its own behalf and on behalf of the Funds, confirms that where it is acting as principal or where it is acting on behalf of another person (notwithstanding that it enters into this Agreement and any transactions as principal), it is in compliance with the anti-money laundering regulations that apply to it. The Adviser shall provide any document or information to the Sub-Adviser that the Sub-Adviser may request for complying with its own anti-money laundering regulations.

Section 21.     Confidentiality.  The Sub-Adviser agrees to treat all records and other information relating to the Trust and the securities holdings of the Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law.  In addition, Sub-Adviser, and Sub-Adviser's officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Funds, as a result of disclosing the Funds'  portfolio holdings.   Sub-Adviser agrees that, consistent  with its Code of Ethics, neither it nor its officers, directors or employees may engage in personal securities transactions based on nonpublic information about the Funds' portfolio holdings.

The Adviser, on its own behalf or on behalf of the Funds, shall not disclose information of a confidential nature acquired in consequence of this Agreement, except for information that it may be entitled or bound to disclose by law, regulation or that is disclosed to its advisors where reasonably necessary for the performance of its professional services.

Notwithstanding any other provision of this Agreement, to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Funds (including, but not limited to, the identity of the Adviser or the Funds and market value of the Funds), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Funds in accordance with the terms of this Agreement.

[Signature block on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date and year first above written.

ADVISER	SUB-ADVISER

LoCorr Fund Management, LLC	Nuveen Asset Management, LLC

By: /s/ Jon C. Essen	By: /s/ Lynn M. Harrington

Name: Jon C. Essen	Name: Lynn M. Harrington

Title: COO	Title: Head of Institutional Sales & Service